Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Stock Incentive Plan of Xilio Therapeutics, Inc. of our report dated March 11, 2025, with respect to the consolidated financial statements of Xilio Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 25, 2025